Exhibit 99.1

For Immediate Release

For more information:

Jefferson Harralson

Chief Financial Officer

(864) 240-6208

Jefferson_Harralson@ucbi.com

UNITED COMMUNITY BANKS, INC. AND
NLFC HOLDINGS CORP., THE PARENT OF NAVITAS CREDIT CORP.,

ANNOUNCE MERGER AGREEMENT

•	Acquisition of high-performing, scalable equipment finance platform with a national reach and a proven management team
•	Strategically compelling transaction, combining United’s liquid balance sheet, low cost funding and excess capital with Navitas’ proven growth capabilities
•	Financially compelling combination that adds approximately $0.20 to earnings per share in the first full year of operations

Greenville, SC – January 8, 2018 – United Community Banks, Inc. (NASDAQ: UCBI) (“United”) and NLFC Holdings Corp. (“NLFC”) announced today a definitive agreement for United to acquire NLFC, including its wholly-owned subsidiary, Navitas Credit Corp. (“Navitas”). Headquartered in Ponte Vedra, Florida, Navitas is a premier specialty lending company providing equipment finance credit services to small and medium-sized businesses nationwide.

As of September 30, 2017, Navitas reported outstanding loans and leases totaling approximately $350 million in the aggregate comprised of a diversified group of business borrowers operating in multiple industries and geographic markets. Navitas serviced over 17,000 finance contracts with a total original value of over $750 million for approximately 14,500 business customers.

Navitas was founded in 2008 and is led by industry veteran Gary Shivers, who spent 11 years as Co-Founder and President of Marlin Business Services prior to founding Navitas. Navitas’ senior management team averages over 25 years of financial services experience with various equipment finance companies. Navitas will operate as a separate subsidiary of United’s bank subsidiary, managed by the Navitas senior management team operating under the Navitas brand.

“This transaction is consistent with our commitment to grow our specialty and commercial lending business,” said Lynn Harton, President of United and Chief Executive Officer of United Community Bank. “Navitas will be a strong strategic addition to our existing platforms, providing attractive risk-adjusted returns and enabling us to further expand our client offerings. The transaction funding synergies are evident and Navitas brings significant profitability enhancement and growth potential. The business will continue to be run by Navitas’ talented management team, and our shared relationship-based approach makes this a great fit for our organization.”

Gary Shivers, President and Chief Executive Officer of Navitas, stated: “Navitas has enjoyed tremendous growth since its inception. We believe that to continue our strong growth, we needed to access more permanent capital and lower cost funding. Our partnership with the United team provides us with just that. Additionally, we are very excited about synergies that we believe exist between our commercial lending businesses, including a number of specialty industry verticals. This combination is clearly a win-win for both sides.”

The transaction value is estimated to total approximately $130 million, with 35% of the consideration to be paid in United common stock and 65% to be paid in cash. The acquisition is expected to be accretive to United’s earnings per share by approximately $0.20 in the first full year of operations and is consistent with United’s stated acquisition criteria pertaining to tangible book value and targeted internal rates of return. The transaction is expected to be completed during the first quarter of 2018.

“We have looked at a number of specialty lending opportunities in the past and did not find the right fit for our company,” stated Jimmy Tallent, Chairman and Chief Executive Officer of United. “We firmly believe that Navitas presents an exceptional opportunity for us and checks all of the boxes for what we are looking for in a specialty lending partner.”

Morgan Stanley & Co. LLC acted as financial advisor to United, and Troutman Sanders LLP served as its legal advisor. Keefe, Bruyette & Woods, Inc. served as Navitas’ financial advisor, and Greenberg Traurig LLP served as its legal advisor.

About United Community Banks, Inc.

United Community Banks, Inc. (NASDAQ:UCBI) is a bank holding company based in Blairsville, Georgia with $11.9 billion in assets. The company's banking subsidiary, United Community Bank, is one of the southeast region's largest full-service banks, operating 156 offices in Georgia, North Carolina, South Carolina and Tennessee. The bank specializes in personalized community banking services for individuals, small businesses and corporations. Services include a full range of consumer and commercial banking products including mortgage, advisory, and treasury management. Respected national research firms consistently recognize United Community Bank for outstanding customer service. For the last four years, J.D. Power has ranked United Community Bank first in customer satisfaction in the Southeast. In 2017, for the fourth consecutive year, Forbes magazine included United on its list of the 100 Best Banks in America. Additional information about the company and the bank's full range of products and services can be found at www.ucbi.com.

About Navitas Credit Corp.

Navitas Credit Corp., headquartered in Ponte Vedra, Florida, provides equipment loans and lease financing primarily to small and medium sized businesses directly and through developing referral programs with equipment vendors, lease and loan brokers, and strategic alliances. For more information about Navitas please visit our website at www.navitascredit.com or call 877-NAVITAS (628-4827). Follow us @NavitasCredit on Twitter.

Caution About Forward-Looking Statements

Certain Statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events or results or otherwise and are not statements of historical fact. Such statements are often characterized by the use of qualified words (and their derivatives) such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or words of similar meaning or other statements concerning opinions or judgments of United and its management about future events. Although United believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of United will not differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements; such statements are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. Actual future results and trends may differ materially from historical results and or those anticipated depending on a variety of factors, including, but not limited to the factors and risk influences contained in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in United’s Form 10-K for the year ended December 31, 2016 and other periodic reports subsequently filed by United with the SEC, available on the SEC website, www.sec.gov. In addition, we may (i) be unable to successfully integrate Navitas’ operations and retain its key employees and (ii) not complete the acquisition of Navitas. United does not intend to or assume any obligation to update or revise any forward-looking statements that may be made from time to time by or on behalf of United. For any forward-looking statements made in this presentation, United claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Additional Information about this Transaction

In connection with the proposed transaction, Navitas will distribute to its stockholders a consent solicitation statement that will also include information regarding United and the United common stock that is expected to be privately issued in connection with the proposed transaction. STOCKHOLDERS OF NAVITAS ARE URGED TO READ THE CONSENT SOLICITATION STATEMENT AND OTHER RELEVANT DOCUMENTS DISTRIBUTED BY NAVITAS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY STATE OR JURISDICTION IN WHICH SUCH AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE OR JURISDICTION.

Participants in the Solicitation

Navitas and its directors, executive officers, certain members of management and employees may have interests in the proposed transaction or be deemed to be participants in the solicitation of proxies of Navitas’ stockholders to approve matters necessary to be approved to facilitate the proposed transaction. Certain information regarding the participants and their interests in the solicitation will be set forth in the Navitas consent solicitation statement distributed in connection with the proposed transaction. Stockholders may obtain additional information regarding the interests of such participants by reading the consent solicitation statement for the proposed transaction when it becomes available.

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